Maine Yankee Atomic Power Company
              STATEMENT OF SOURCES AND USES OF FUNDS
                  Projected for years 1998-2001
                      (Dollars in Thousands)


                                   1998     1999      2000       2001

 Beginning STD & Fuel Fin.
    Notes Outstanding           $43,748   $(2,995)  $14,316   $32,130

 Fund Provided:
    From Operations              58,006    57,046    58,915    64,838
    From External Long-Term
      Financing                  40,000         0         0         0
				 ______    ______    ______    ______
    Total Funds Provided         98,006    57,046    58,915    64,838
				 ______    ______    ______    ______

 Fund Used:
    Construction                  5,200    10,000    10,000     5,000
    Fuel                            672    24,293    30,967     5,555
    Sinking Funds                 7,267    11,267    11,267    11,267
    Dividends                     8,563     8,518     8,473     8,428
    Working Capital              29,561    20,279    16,022    16,789
				 ______    ______    ______    ______
    Total Funds Used             51,263    74,357    76,729    47,039
				 ______    ______    ______    ______
    Sources Less Uses            46,743   (17,311)  (17,814)   17,799
				 ______    ______    ______    ______
 Ending STD & Fuel Fin.
    Notes Outstanding           $(2,995)  $14,316   $32,130   $14,331
				 ______    ______    ______    ______